Exhibit 16.1

SECRETARY'S CERTIFICATE

OF

CALIFORNIA INVESTMENT TRUST

The undersigned, Stephen C. Rogers, Secretary of California Investment Trust (the “Trust”), hereby certifies that the following resolution was duly adopted by the Board of Trustees of the Trust on March 5, 2010, substantially and materially as follows and that said resolution has not been amended or rescinded:

RESOLVED,
that the Board hereby authorizes Mr. Steve Rogers, to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of the Acquired Funds, into the Acquiring Fund, as follows:

Acquired Funds	Acquired Fund Classes	Acquiring Funds	Acquiring Fund Classes
SM&R Growth Fund	Class A Shares	Equity Income Fund	Class A Shares
	Class B Shares		Class B Shares
	Class T Shares		Direct Shares

SM&R Equity Income Fund	Class A Shares	Equity Income Fund	Class A Shares
	Class B Shares		Class B Shares
	Class T Shares		Direct Shares

SM&R Balanced Fund	Class A Shares	Equity Income Fund	Class A Shares
	Class B Shares		Class B Shares
	Class T Shares		Direct Shares

SM&R Government Bond Fund	Class A Shares	U.S. Government Securities Fund	Class A Shares
	Class B Shares		Class B Shares
	Class T Shares		Direct Shares

SM&R Money Market Fund	Undesignated class of shares	The United States Treasury Trust	Direct Shares

           IN WITNESS WHEREOF, the undersigned Secretary has executed this certificate as of the 22nd day of March, 2010.

By:	/s/ Stephen C. Rogers______
Stephen C. Rogers, Secretary
California Investment Trust